Exhibit 5.1

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Email:	rthorp@tta.lawyer

WeRide Inc.

21st Floor, Tower A

Guanzhou Life Science Innovation Center

No. 51, Luoxuan Road

Guangzhou International Biotech Island

Guangzhou 510005

People’s Republic of China

3 November 2025

WeRide Inc.

We have acted as Cayman Islands legal advisers to WeRide Inc. (the “Company”) in connection with the Company’s Form F-3 registration statement, including all amendments or supplements thereto (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended. The Registration Statement contains aa base prospectus (the “Base Prospectus”)that provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of the sale of the following securities:

•	Class A Ordinary Shares, par value $0.00001 per share, of the Company (“Class A Ordinary Shares”), which may be represented by American Depositary Shares (“ADSs”);

•	Class B Ordinary Shares, par value $0.00001 per share, of the Company (“Class B Ordinary Shares”)preferred shares of the Company in one or more classes (“Preferred Shares” and together with Class A Ordinary Shares, ADSs and Class B Ordinary Shares, “Shares”);

•	debt securities, in one or more series (“Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company and the Company, in the form filed as Exhibit 4.3 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities;

•	warrants to purchase Shares or Debt Securities (“Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company and the Company, in the forms filed as Exhibit 4.5, Exhibit 4.6, and Exhibit 4.7 to the Registration Statement; and

•	units consisting of any combination of Shares, Debt Securities, and/or Warrants, in one or more series (“Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company, in the form to be incorporated by reference as an exhibit to the Registration Statement.

We are furnishing this opinion letter as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2	Assumptions

The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate, as to matters of fact, without further verification and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3	Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands;

3.2	based solely on our review of the M&A, the authorised share capital of the Company, is US$50,000 divided into 5,000,000,000 shares of a par value of US$0.00001 each, comprising (i) 3,500,000,000 Class A Ordinary Shares, (ii) 500,000,000 Class B Ordinary Shares, and (iii) 1,000,000,000 shares of such class or classes (however designated) as the Board may determine in accordance with the M&A; and

3.3	the issue and allotment of the Shares have been duly authorized and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. In this opinion the phrase “non-assessable” means, with respect to Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, in the absence of a contractual arrangement to the contrary, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders)

We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included by reference in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ TRAVERS THORP ALBERGA

TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

1	the Certificate of Incorporation dated 13 March 2017 and the Certificate of Incorporation on Change of Name dated 14 November 2018;

2	the register of members of the Company;

3	the register of directors of the Company;

4	the Eighth Amended and Restated Memorandum and Articles of Association of the Company as adopted by a special resolution dated 26 July 2024;

5	the resolutions of the Board of Directors of the Company dated 21 October 2025 (the “Board Resolutions”);

6	the certificate of good standing of the Company issued by the Registrar of Companies, Cayman Islands on 11 August 2025 (the “Certificate of Good Standing”);

7	a certificate from a Director of the Company addressed to this firm, a copy of which is attached hereto (the “Director’s Certificate”); and

8	the Registration Statement.